Exhibit 99.1

—   Travelport Announces Second Quarter 2007 Results   —

Quarterly highlights

•                  Net Revenue and Adjusted Net Revenue growth of 5%

•                  EBITDA of $128 million versus a $1.1 billion loss 2Q 2006

•                  Adjusted EBITDA of $179 million representing 15% growth

•                  $155 million of cash flow from operations generated during the quarter

•                  Executed cost saving actions that are expected to result in approximately $147 million of annualized run rate cost savings and realized $31 million of savings in 2Q

NEW YORK, NY, August 13, 2007  — Travelport Limited, the parent company of the Travelport group of companies, today announced its financial results for the quarter ended June 30, 2007. Travelport recognized net revenue for the quarter of $724 million and EBITDA of $128 million.  Adjusted net revenue was $727 million and adjusted EBITDA was $179 million, representing growth of 5% and 15%, respectively, over the year ago period.  A description of our adjusted results, which exclude items related to the Blackstone acquisition of Travelport and separation of Travelport from Cendant, among others, and a reconciliation to our GAAP results are included in this press release.

Travelport Consolidated

($ in millions)

	2Q 2006	2Q 2007	Change*	% Change*
Net Revenue	$693	$724	$31	5%
Adjusted Net Revenue	$690	$727	$36	5%
EBITDA	($1,071)	$128	$1,199	NM
Adjusted EBITDA	$156	$179	$24	15%
Adjusted EBITDA Margin%	22.5%	24.8%	230 bps	10%

*                    May not foot or calculate due to rounding

Travelport President and CEO, Jeff Clarke, stated:  “We maintained our strong performance during the second quarter of 2007, driven by both top line revenue growth and cost control through our re-engineering efforts.  We also executed several strategic initiatives including the IPO of approximately 40% of Orbitz Worldwide, the disposition of non-core assets and the restructuring of our cost base to become the low cost provider of travel distribution.  With the net proceeds from these activities and our operating cash flow, we have reduced Travelport’s term loan debt by approximately $1 billion since the end of the second quarter.”

Mike Rescoe, Travelport executive vice president and CFO, stated “We continue to focus on our re-engineering efforts and as of the end of April, we had taken actions that we expect will produce approximately $147 million of annualized run rate cost savings.  During the quarter, we realized $31 million of cost savings, which helped drive a 230 bps increase in Adjusted EBITDA margins. The strong performance of the company enabled us to make a discretionary $100 million prepayment of our term loan debt on May 7th.”

Financial Highlights

Second Quarter 2007

Galileo

($ in millions)

	2Q 2006	2Q 2007	Change*	% Change*
Net Revenue	$396	$409	$13	3%
Adjusted Net Revenue	$396	$410	$14	4%
EBITDA	($757)	$125	$882	NM
Adjusted EBITDA	$109	$133	$24	22%
Adjusted EBITDA Margin%	27.4%	32.4%	500 bps	18%

*                    May not foot or calculate due to rounding

Net revenue and EBITDA from Galileo were $409 million and $125 million, respectively, for the second quarter of 2007.  Adjusted net revenue and adjusted EBITDA from Galileo were $410 million and $133 million, an increase of 4% and 22%, respectively, compared to the second quarter of 2006.  Higher revenue resulted from growth in GDS transactions, primarily in the U.S. and Asia Pacific regions.  Global transaction growth as well as our Opt-In program in the U.S., more than offset the anticipated yield decline from our new U.S. airline contracts.  In addition, Galileo realized $19 million of savings from our reengineering efforts and operating expenses, excluding inducements to agents, were 14% lower than the second quarter of 2006.  The revenue growth and operating expense savings drove higher adjusted EBITDA, and adjusted EBITDA margins improved 500 basis points, or 18%.

Orbitz Worldwide

($ in millions)

	2Q 2006	2Q 2007	Change*	% Change*
Net Revenue	$213	$235	$22	10%
Adjusted Net Revenue	$213	$237	$24	11%
EBITDA	($292)	$27	$319	NM
Adjusted EBITDA	$42	$47	$5	11%
Adjusted EBITDA Margin%	19.8%	19.8%	0 bps	0%

*                    May not foot or calculate due to rounding

As a result of the Orbitz IPO, Travelport now currently owns approximately 60% of the common stock of Orbitz Worldwide and therefore consolidates Orbitz Worldwide’s earnings into Travelport’s financial statements.  Travelport’s Orbitz Worldwide segment results differ from the Orbitz Worldwide financial results on a standalone basis.  These differences primarily include impacts to impairment and certain Travelport Corporate and other expenses that are not considered segment related.  For a discussion of Orbitz Worldwide’s year-over-year performance please refer to the earnings release of Orbitz Worldwide.

GTA

($ in millions)

	2Q 2006	2Q 2007	Change*	% Change*
Net Revenue	$97	$96	($1)	(1%)
Adjusted Net Revenue	$95	$96	$1	1%
EBITDA	$25	$26	$2	7%
Adjusted EBITDA	$27	$30	$3	12%
Adjusted EBITDA Margin%	27.4%	31.3%	380 bps	14%

*                    May not foot or calculate due to rounding

Net revenue and EBITDA from GTA were $96 million and $26 million, respectively, for the second quarter of 2007.  Adjusted net revenue and adjusted EBITDA from GTA were $96 million and $30 million, respectively, an increase of 1% and 12%, respectively, compared to the second quarter of 2006.  Global Total Transaction Value (“TTV”) grew 21% year-over-year, driven by strong individual traveler demand across all regions.  Excluding the impact of the TTV and net revenue from an unfavorable white label agreement, which was exited late 2006, TTV would have grown 25% and net revenue would have increased 4%.  GTA experienced lower margins, which were below the prior year levels, but in line with our expectations.  Operating expenses declined, resulting in an increase in adjusted EBITDA versus the second quarter of 2006 and an increase in adjusted EBITDA margins of 380 basis points, or 14%.

Corporate and Other

In addition, Travelport incurred adjusted Corporate and other expenses of $30 million for the second quarter of 2007.  These expenses were $8 million higher than the second quarter of last year driven principally by $6 million of incremental discretionary bonuses paid for overperformance, a $5 million variance in foreign exchange remeasurements net of the impact of our hedging program, offset by approximately $3 million of cost savings.

Excluded from the adjusted results are items such as the impairment charges, separation expenses from Cendant, costs incurred in the initial public offering of Orbitz Worldwide, and restructuring expenses, among others, that are detailed on the reconciliation of EBITDA included in this release.

Other Items

•                      Generated $155 million of cash flow from operations during the second quarter

•                      Cash capital spending was $32 million and scheduled principal payments on the term loans were $6 million

•                      As previously mentioned, we made a $100 million discretionary paydown of our term loan debt during the quarter

•                      As of June 30, 2007, Travelport had $315 million of cash and cash equivalents on hand

•                     Subsequent to the June 30, 2007 balance sheet date, we paid down approximately $1 billion in Travelport term loan debt with the net proceeds from the Orbitz Worldwide IPO

Conference Call/Webcast

The Company’s second quarter 2007 earnings conference call will be accessible to the media and general public via live Internet Web cast beginning at 6:00 p.m. (EDT), and through a limited number of listen-only, dial-in conference lines.

The Web cast will be available through the Investor Center section of the Company’s Web site at www.travelport.com.  To access the call through a conference line, dial 866-271-6130 in the United States and 617-213-8894 for international callers beginning at least 10 minutes prior to the scheduled start of the call. The passcode is 68027563.

A replay of the conference call will be available August 13, 2007 at 8:00 p.m. (EDT) through August 20, 2007. To access the replay, dial 888-286-8010 in the United States and 617-801-6888 for international callers. The passcode is 11241242.

About Travelport

Travelport operates Galileo, a global distribution system (GDS); and GTA, a wholesaler of travel content.  In addition, it also owns a controlling interest in Orbitz Worldwide, a leading, global online travel company.  With 2006 revenues of $2.6 billion, the Company has approximately 6,000 employees and operates in 130 countries.

Travelport is a private company owned by The Blackstone Group of New York, Technology Crossover Ventures of Palo Alto, California and One Equity Partners of New York.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: our substantial indebtedness; our ability to service such indebtedness and the impact thereof on the way we operate our business; interest rate movements; factors affecting the level of travel activity, particularly air travel volume, including security concerns, natural disasters and other disruptions; general economic and business conditions, both nationally and in air markets; competition in the travel industry; pricing, regulatory and other trends in the travel industry; risks associated with doing business in multiple international jurisdictions and in multiple currencies; maintenance and protection of our information technology and intellectual property; the outcome of pending litigation; our ability to consummate the proposed acquisition of Worldspan and the operating and financial condition of Worldspan upon acquisition; acquisition opportunities and our ability to successfully integrate acquired businesses and realize anticipated benefits of such acquisitions, including the proposed Worldspan acquisition; financing plans and access to adequate capital on favorable terms; and our ability to achieve anticipated cost savings. Other unknown or unpredictable factors also could have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

This release includes certain non-GAAP financial measures as defined under SEC rules.  As required by SEC rules, important information regarding such measures is contained on pages 6 and 7 of this release.

SOURCE: Travelport Limited

INVESTOR CONTACT: Raffaele Sadun of Travelport, +1-973-939-1450, or raffaele.sadun@travelport.com

MEDIA CONTACT: Kelli Segal of Travelport, +1-212-915-9155, or kelli.segal@travelport.com

Web site: http://www.travelport.com

TRAVELPORT LIMITED

STATEMENTS OF OPERATIONS

(in millions)

(UNAUDITED)

			Predecessor
	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2007	2006	2006
Net revenue	$724	$1,392	$693	$1,329
Costs and expenses
Cost of revenue	281	561	281	559
Selling, general and administrative	308	573	257	507
Separation and restructuring charges	6	29	31	38
Depreciation and amortization	53	108	48	97
Impairment of intangible assets	—	—	1,194	1,194
Other expense (income)	1	2	1	(5)
Total operating expenses	649	1,273	1,812	2,390
Operating income (loss)	75	119	(1,119)	(1,061)
Interest expense, net	(81)	(167)	(11)	(23)
Loss from continuing operations before income taxes	(6)	(48)	(1,130)	(1,084)
Provision (benefit) for income taxes	9	6	(79)	(81)
Loss from continuing operations, net of tax	(15)	(54)	(1,051)	(1,003)
Loss from discontinued operations, net of tax	—	—	(3)	(4)
Loss on disposal of discontinued assets, net of tax	—	—	(6)	(6)
Net loss	$(15)	(54)	$(1,060)	$(1,013)

TRAVELPORT LIMITED

SEGMENT EBITDA AND RECONCILIATION OF EBITDA TO NET INCOME

(in millions)

(UNAUDITED)

			Predecessor
	Three Months Ended June 30, 2007	Six Months Ended June 30, 2007	Three Months Ended June 30, 2006	Six Months Ended June 30, 2006
Galileo
Net revenue	$409	$823	$396	$799
Segment EBITDA	125	242	(757)	(625)
Orbitz Worldwide
Net revenue	235	442	213	398
Segment EBITDA	27	44	(292)	(277)
GTA
Net revenue	96	160	97	159
Segment EBITDA	26	26	25	17
Corporate and other
EBITDA(a)	(50)	(85)	(47)	(79)
Intersegment eliminations(b)
Net revenue	(16)	(33)	(13)	(27)
Combined Totals
Revenue	$724	$1,392	$693	$1,329
EBITDA	$128	$227	($1,071)	($964)

(a)             Other includes corporate general and administrative costs not allocated to the segments.

(b)            Consists primarily of eliminations related to the inducements paid by Galileo to Orbitz Worldwide.

Provided below is a reconciliation of EBITDA to income before income taxes:

			Predecessor
	Three Months Ended June 30, 2007	Six Months Ended June 30, 2007	Three Months Ended June 30, 2006	Six Months Ended June 30, 2006
EBITDA	$128	$227	$(1071)	$(964)
Interest expense, net	(81)	(167)	(11)	(23)
Depreciation and amortization	(53)	(108)	(48)	(97)
Loss before income taxes	$(6)	$(48)	$(1,130)	$(1,084)

Adjusted Revenue, EBITDA, and Adjusted EBITDA are non-GAAP measures and may not be comparable to similarly named measures used by other companies. We believe that these measures provide management with a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of the Company’s financial performance and prospects for the future. Adjusted Revenue, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or cash flows from operations nor measures comparable to net income as they do not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments. However, they are Management’s primary metric for measuring business performance and are used by the Board to determine incentive compensation.  Capital expenditures, which impact depreciation and amortization, interest expense and income tax expense, are reviewed separately by management.  Adjusted Revenue, EBITDA and Adjusted EBITDA are disclosed so that investors may have the same tools available to Management when evaluating the results of Travelport. Adjusted Revenue is defined as Revenue adjusted to exclude the impact of deferred revenue written off due to purchase accounting on the acquisition of Travelport by an affiliate of The Blackstone Group. EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization, each of which is presented on Travelport’s Statement of Operations.  Adjusted EBITDA is defined as EBITDA adjusted to exclude, the aforementioned impact of purchase accounting, impairment of intangibles assets, expenses incurred in conjunction with Travelport’s separation from Cendant, expenses incurred to acquire and integrate Travelport’s portfolio of businesses, costs associated with Travelport’s restructuring efforts and development of a global on-line travel platform, non-cash stock based compensation, and other adjustments made to exclude expenses management views as outside the normal course of operations.

Provided below is a reconciliation of Net Revenue to Adjusted Net Revenue and EBITDA to Adjusted EBITDA:

	Three Month Ended June 30, 2007					Three Month Ended June 30, 2006
	Galileo	Orbitz	GTA	Corporate & Other	Total	Galileo	Orbitz	GTA	Corporate & Other	Total
Net Revenue	$409	$235	$96	($16)	$724	$396	$213	$97	($13)	$693

Adjustments
Separation from Cendant and Related	1	2	0	0	3	0	0	0	0	0
Non-recurring Items Associated with Travelport Acquisitions	0	0	(0)	0	(0)	0	0	(2)	0	(2)
Total	1	2	(0)	0	2	0	0	(2)	0	(2)

Adjusted Net Revenue	$410	$237	$96	($16)	$727	$396	$213	95	($13)	$690

EBITDA	$125	$27	$26	($50)	$128	($757)	($292)	$25	($47)	($1,071)

Adjustments
Separation from Cendant and Related	1	2	0	3	6	0	1	0	20	20
Impairment	0	0	0	0	0	863	331	0	0	1,194
Non-recurring Items Associated with Travelport Acquisitions	3	1	3	11	18	0	0	2	0	2
Restructure and Related	3	3	1	0	7	0	1	0	11	13
Equity based compensation	0	1	0	9	10	0	1	0	0	1
Other	0	13	0	(3)	10	2	1	0	(6)	(3)
Total	7	19	4	20	51	865	335	2	25	1,227

Adjusted EBITDA	$133	$47	$30	($30)	$179	$109	$42	$27	($22)	$156

* Totals may not foot due to rounding.

TRAVELPORT LIMITED

BALANCE SHEETS

(in millions)

(UNAUDITED)

	June 30, 2007	December 31, 2006
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$315	$97
Accounts receivable	461	454
Deferred income taxes	9	6
Other current assets	195	155
Assets held for sale	—	42
Total current assets	980	754
Property and equipment, net	486	474
Goodwill	2,176	2,165
Trademarks and tradenames	713	707
Other intangible assets, net	1,569	1,634
Deferred income taxes	12	12
Other non-current assets	369	384
Total assets	$6,305	$6,130

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$425	$308
Accrued expenses and other current liabilities	981	821
Current portion of long term debt	24	24
Deferred income taxes	14	13
Total current liabilities	1,444	1,166

Long-term debt	3,546	3,623
Deferred income taxes	240	247
Tax sharing liability	138	125
Other non-current liabilities	154	194
Total liabilities	5,522	5,355

Commitments and contingencies (note 8)

Shareholders’ equity:
Common Stock $1.00 par value; 12,000 shares authorized, 12,000 shares issued and outstanding	—	—
Additional paid in capital	918	908
Accumulated deficit	(199)	(144)
Accumulated other comprehensive income	64	11
Total shareholders’ equity	783	775
Total liabilities and shareholders’ equity	$6,305	$6,130

TRAVELPORT LIMITED

STATEMENTS OF CASH FLOWS

(in millions)

(UNAUDITED)

		Predecessor
	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006
Operating activities of continuing operations
Net loss	$(54)	$(1,013)
Loss from discontinued operations	—	10
Loss from continuing operations	(54)	(1,003)
Adjustments to reconcile net loss to net cash provided by operating activities from continuing operations
Depreciation and amortization	108	97
Impairment of intangible assets	—	1,194
Deferred income taxes	(12)	(87)
Provision for bad debts	3	9
Loss on sale of property	—	(7)
Amortization of debt issuance costs	10	—
Non-cash charges related to tax sharing liability	6	—
Equity based compensation	13	2
Changes in assets and liabilities, net of effects from acquisitions and disposals
Accounts receivable	(6)	5
Other current assets	(4)	(3)
Accounts payable, accrued expenses and other current liabilities	270	231
Other	(16)	(15)
Net cash provided by operating activities of continuing operations	318	423
Investing activities of continuing operations
Property and equipment additions	(64)	(74)
Businesses acquired, net of cash and acquisition related payments	(7)	(18)
Net intercompany funding with Avis Budget	—	(71)
Proceeds from asset sales	75	6
Other	1	4
Net cash provided by (used in) investing activities of continuing operations	5	(153)
Financing activities of continuing operations
Principal payments on borrowings	(111)	(85)
Issuance of common stock	2	—
Net cash used in financing activities of continuing operations	(109)	(85)
Effect of changes in exchange rates on cash and cash equivalents	4	10
Net increase in cash and cash equivalents from continuing operations	218	195
Cash used in discontinued operations
Operating activities	—	(5)
Investing activities	—	(1)
Financing activities	—	(3)
	—	(9)
Cash and cash equivalents at beginning of period	97	88
Cash and cash equivalents at end of period	315	274
Less cash of discontinued operations	—	(8)
Cash and cash equivalents of continuing operations	$315	$266
Supplemental disclosure of cash flow information
Interest payments	$161	$16
Income tax payments, net	$16	$16

TRAVELPORT LIMITED

Operating Statistics

(UNAUDITED)

	Three Months Ended
	June 30,
	2007	2006	Change	% Change
Galileo (segments in millions)
Americas Segments	26.7	25.6	1.1	4%
International Segments	45.0	43.9	1.1	3%
Total Segments	71.7	69.5	2.2	3%

Orbitz Worldwide ($’s in billions)
Domestic Gross Bookings	$2.6	$2.4	$0.2	8%
International Gross Bookings	0.4	0.3	0.1	24%
Total Gross Bookings	$3.0	$2.7	$0.3	9%

GTA (TTV in millions)
Total Transaction Value	$497	$412	$85	21%

	Six Months Ended
	June 30,
	2007	2006	Change	% Change
Galileo (segments in millions)
Americas Segments	55.3	53.5	1.8	3%
International Segments	91.2	89.0	2.2	3%
Total Segments	146.5	142.5	4.0	3%

Orbitz Worldwide ($’s in billions)
Domestic Gross Bookings	$5.1	$4.5	$0.6	13%
International Gross Bookings	0.8	0.6	0.2	29%
Total Gross Bookings	$5.9	$5.2	$0.8	15%

GTA (TTV in millions)
Total Transaction Value (1)	$813	$671	$142	21%

(1) GTA TTV for 1Q 2007 and 2006 have been adjusted to reflect the gross amount of TTV sold on behalf of Travelport affiliated companies.  The figures disclosed previously excluded the TTV from these entities.